UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2021

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50612	01-0721929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

154-09 146th Ave., Jamaica, NY11434

(Address of principal executive offices, including zip code)

(718) 978-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On August 13, 2021, Unique Logistics International, Inc. (the “Company”) issued 125,692,224 shares of the Company’s common stock (the “Preferred Conversion Shares”) pursuant to the conversion of 19,200 shares of Series B Convertible Preferred Stock held by Frangipani Trade Services Inc, an entity 100% owned by the Company’s Chief Executive Officer.

On August 16, 2021, the Company issued 20,730,425 shares pursuant to the partial conversion of outstanding convertible debt (the “Trillium Conversion Shares”) due to Trillium Partners LP.

On August 13, 2021, pursuant to issuance of the Preferred Conversion Shares the number of shares of unregistered common stock outstanding had increased by more than 5% since the last reported number of shares of common stock outstanding. As of August 16, 2021, the Company has 603,246,759 shares issued and outstanding.

The Preferred Conversion Shares and Trillium Conversion Shares were not registered under the Securities Act but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on Current Report on Form 8-K filed by the Company on April 23, 2021, Eli Kay was appointed Chief Financial Officer of the Company on April 22, 2021. Effective August 11, 2021, the Company and Mr. Kay entered into an Employment Agreement (the “Agreement”), which will continue until it is otherwise terminated pursuant to terms therein.

Under the Agreement, Mr. Kay will be paid an annual salary of US$180,000, subject to annual review and adjustment. Mr. Kay is also entitled to receive certain benefits such as health insurance, vacation, and other benefits consistent with the Company’s benefit plans extended to other executive employees of the Company. In addition, for the fiscal year ended May 31, 2021 and in each subsequent fiscal year, Mr. Kay will be eligible to receive an annual bonus at the discretion of the board of directors of the Company.

The Company may terminate the Agreement for cause, without cause, or in the event of a disability or death. Mr. Kay may terminate the Agreement for good reason, subject to the notice and cure periods set forth in the Agreement, upon written notice to the Company.

In the event Mr. Kay’s employment is terminated by the Company without cause during the term of the Agreement, or as result of Mr. Kay’s resignation for good reason during the term of the Agreement, all stock options granted by the Company and then held by Mr. Kay will be accelerated and become fully vested and exercisable as of the date of Mr. Kay’s termination.

Mr. Kay is subject to non-competition and non-solicitation provisions during the term of the Agreement and for a period of 12-months after the termination of Agreement, under which Mr. Kay may not directly or indirectly, solicit any business from any customer, client or business relation of the Company, or hire or offer to hire or entice any employee or business relation away from the Company.

The description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Employment Agreement dated August 11, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE LOGISTICS INTERNATIONAL, INC.

Dated: August 16, 2021	By:	/s/ Sunandan Ray
Sunandan Ray
Chief Executive Officer